UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2011
ONCOGENEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 487-9500
N/A

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On June 2, 2011, OncoGenex Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.07 to report the results of the Company’s Annual Meeting of Stockholders on May 26, 2011. The Company is filing this Form 8-K/A as an amendment (Amendment No. 1) to the aforementioned Form 8-K for the sole purpose of disclosing the Company’s determination of the frequency of future advisory stockholder votes on executive compensation.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company’s Annual Meeting of Stockholders on May 26, 2011, the stockholders of the Company voted on a proposal regarding the frequency of the Company’s future stockholder advisory votes on executive compensation. As previously reported, a majority of the shares voted on that proposal were cast in favor of holding a stockholder advisory vote on executive compensation every three years. In light of that vote, at a meeting of the Board of Directors held on August 3, 2011, the Board of Directors determined that the Company will hold a stockholder advisory vote on executive compensation at its annual meeting of stockholders every three years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.
Date: August 5, 2011	/s/ Cameron Lawrence
Cameron Lawrence
Principal Accounting Officer